Exhibit 99.1

NextTrip, Inc. Reports Third Quarter 2026 Financial Results

Q3 Revenue Growth of 1,508% to $1.2 Million and Nine-Months Revenue Growth of 402% to $2.1 Million Reflect Early Momentum as Company Focuses on Scaling Revenue and Monetizing its Growing Media Footprint

GoUSA Asset Acquisition on Track and Expected to Close in the Near Term

Santa Fe, NM – January 14, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a technology-forward travel and media company defining the intersection of Media and Travel, today reported financial results for the fiscal third quarter and nine months ended November 30, 2025, and provided a business update highlighting accelerating revenue growth and post-quarter operational momentum.

Financial Highlights

●	Third Quarter Revenue: Revenue for the fiscal third quarter of 2026 totaled $1.2 million, compared to $74,635 in the same period last year, representing an increase of approximately 1,508% year over year. Deferred revenue, not yet recognized in the quarter, totaled a further $1.7 million, reflecting contracted business expected to be recognized in future periods.
●	Nine-Month Revenue: Revenue for the nine months ended November 30, 2025, was $2.1 million, compared to $417,926 for the same period in 2024, an increase of approximately 402% year over year.
●	Non-Cash Expenses: Expenses associated with the Company’s corporate transactions totaled approximately $2.4 million for the nine months ended November 30, 2025, and consisted of non-cash charges related to stock option issuances to outgoing directors of the predecessor company and are not expected to recur at similar levels.
●	Cash Position: Cash and cash equivalents totaled approximately $2.4 million as of November 30, 2025, strengthening the Company’s liquidity and providing capital to support ongoing operations and growth initiatives.

Third Quarter 2026 Business and Operational Updates

●	Announced the first wave of JOURNY Originals, a slate of six premium series as part of JOURNY’s 21-title Originals lineup.
●	Announced the production of TIDE, a vibrant new original series set to premiere exclusively across JOURNY’s streaming and Video-on-Demand (“VOD”) platforms.
●	Launched a new Video-on-Demand (VOD) platform for JOURNY, complementing the channel’s rapidly growing FAST (Free Ad-Supported Streaming TV) presence.
●	Launched Travel Magazine 2.0, a next-generation digital editorial platform designed to seamlessly guide travelers from inspiration to booking.
●	Successful rebrand and relaunch of JOURNY, NextTrip’s free ad-supported streaming television (FAST) travel channel, alongside strong early interest from leading hospitality brands eager to leverage the platform’s unique content-to-commerce capabilities.

Subsequent Business and Operational Updates

Subsequent to the end of the third quarter, NextTrip completed several strategic initiatives that management expects will meaningfully contribute to results going forward:

●	Sales Team Expansion: NextTrip began the hiring process targeting additional travel sales personnel to support increased demand across its growing portfolio of leisure, luxury, and group travel offerings.

●	Technology Investment: The Company launched a hiring and contracting initiative to add platform engineers and development staff to accelerate product integrations, feature releases, and time-to-market across its media and booking technologies.

●	Margin Expansion: These investments are expected to drive higher margin advertising revenue and faster deployment of integrated media-to-commerce capabilities during the first half of FY 2027.

●	Liquidity and Capital Resources: The Company engaged Ladenburg Thalmann and completed an institutional private placement of equity totaling $3.0 million, strengthening the Company’s liquidity position, reducing near-term financial risk, and providing capital to support continued growth initiatives.

●	GoUSA Asset Acquisition: The Company continued finalizing closing agreements for the planned asset purchase of the GoUSA platform and content assets, with closing expected in the near term, and has been preparing for a smooth integration into the NextTrip JOURNY media platform, including transitioning the entity into a for-profit, advertising-supported model.

Management Commentary

“The third quarter was a foundational building period for NextTrip,” said Bill Kerby, Chief Executive Officer of NextTrip. “We focused on integrating acquisitions, strengthening our platform, expanding our sales capabilities, and improving liquidity. While Q3 included elevated, largely non-recurring professional costs tied to our corporate transition, we exited the quarter with strong deferred revenue, improved capital resources, and growing operational drive. The integration of key media and travel assets is expected to continue through Q4 as we shift from buildout to execution and continued financial momentum.”

Kerby continued, “While calendar 2026 is centered on execution and scale, we view fiscal year 2027 (starting March 1, 2026) as the Company’s truly pivotal expansion year. By then, our media distribution footprint, advertising programs, and commerce integrations are expected to be operating at scale, positioning NextTrip’s content-to-commerce model to deliver accelerating revenue growth, margin expansion, and a clearer demonstration of the earnings power created by owning both the content and transaction layers.”

Additional details regarding the Company’s financial results are available in NextTrip’s Form 10-Q filed with the U.S. Securities and Exchange Commission.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is redefining travel at the intersection of media and technology through a vertically integrated ecosystem that combines immersive content, smart booking tools, and premium services to inspire travelers first and seamlessly convert that inspiration into bookings. Powered by its proprietary NXT2.0 engine, NextTrip offers solutions across luxury hotels, cruises, group travel, and vacation packages, anchored by Five Star Alliance, featuring 5,000+ of the world’s finest properties, and TA Pipeline, a leading group travel and agent booking platform for Mexico and the Caribbean. At the top of the funnel, JOURNY reaches millions of consumers through streaming platforms, delivering travel inspiration and discovery, while Travel Magazine serves as a powerful mid-funnel anchor, deepening engagement through editorial content and guiding audiences toward high-value bookings, together creating a unique “content-to-commerce” model that drives transactions for travelers and measurable results for industry partners. NextTrip’s proposition, Watch. Scan. Book. Go., captures its mission to transform inspiration into action. For more information, visit www.nexttrip.com and investors at investors.nexttrip.com

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Richard.Marshall@nextTrip.com

MZ Group - MZ North America

Chris Tyson

Executive Vice President

949-491-8235

NTRP@mzgroup.us

www.mzgroup.us